                                                                    Exhibit 4.11

                                                                  EXECUTION COPY

                            MASTER EXCHANGE AGREEMENT

                                     BETWEEN

                               AESOP LEASING L.P.

                                       AND

                      BANK ONE, TEXAS, NATIONAL ASSOCIATION

                               SEPTEMBER 15, 1998

                                TABLE OF CONTENTS

                                                                                Page
SECTION I:   DEFINITIONS .........................................................
                Section 1.1  Definitions .........................................

SECTION II:  APPOINTMENT AND DUTIES OF THE INTERMEDIARY ..........................
                Section 2.1  Appointment of Intermediary .........................
                Section 2.2  Duties and Authority of the Intermediary ............
                Section 2.3  Capacity of Intermediary ............................
                Section 2.4  Restrictions on Rights of AESOP Leasing; Release of
                             Trust Account Property; Reconveyance of Property ....
                Section 2.5  Notice of Group Closing Event .......................
                Section 2.6  Notice of Intermediary Exchange Agreement
                             Termination Event ...................................

SECTION III: IDENTIFICATION AND TRANSFER OF RELINQUISHED VEHICLES ................
                Section 3.1  Transfer of Relinquished Vehicles by AESOP Leasing ..
                Section 3.2  Disposition of Relinquished Vehicles under
                             Manufacturer Purchase Agreement .....................
                Section 3.3  Certificates of Title for Relinquished Vehicles .....
                Section 3.4  Proceeds of Sale ....................................
                Section 3.5  Receipt of Funds In Error; Other Trust Funds. .......
                Section 3.6  Rescission of Identification ........................
                Section 3.7  Other Duties of AESOP Leasing .......................

SECTION IV:  IDENTIFICATION AND ACQUISITION OF REPLACEMENT VEHICLES ..............
                Section 4.1  Identification ......................................
                Section 4.2  Revocation of Identification ........................
                Section 4.3  Assignment of Purchase Rights;
                             Acquisition of Replacement Vehicles .................
                Section 4.4  Funding for Purchases ...............................
                Section 4.5  Certificates of Title ...............................

SECTION V:   TRUST ACCOUNTS ......................................................
                Section 5.1  Trust Accounts ......................................
                Section 5.2  Trust Account Deposits and Disbursements ............
                Section 5.3  Trust Account Earnings ..............................
                Section 5.4  Accounting for Trust Accounts .......................
                Section 5.5  Power of Attorney ...................................
                Section 5.6  No Right of Offset. .................................
                Section 5.7  Good Funds. .........................................

SECTION VI:  RIGHTS OF THE SECURED PARTIES .......................................
                Section 6.1  Payments to AESOP Leasing ...........................
                Section 6.2  The Fleet Financing Documents .......................
                Section 6.3  Transfer Free of Liens ..............................
                Section 6.4  Restrictions on Pledges by the Intermediary .........

SECTION VII: OTHER RIGHTS AND DUTIES OF THE INTERMEDIARY .........................
                Section 7.1  General .............................................
                Section 7.2  Indemnification of the Intermediary .................
                Section 7.3  Exclusions from Indemnity ...........................
                Section 7.4  Compensation and Reimbursement of the Intermediary ..
                Section 7.5  No Bond .............................................

SECTION VIII:MISCELLANEOUS .......................................................
                Section 8.1  Termination by the Intermediary .....................
                Section 8.2  Termination by AESOP Leasing ........................
                Section 8.3  Receipt of Property Following Termination. ..........
                Section 8.4  Survival of Certain Provisions. .....................
                Section 8.5  No Assignment .......................................
                Section 8.6  Further Assurances ..................................
                Section 8.7  Entire Agreement ....................................
                Section 8.8  Notices .............................................
                Section 8.9  Company Representations .............................
                Section 8.10 Section 1031 Exchange ...............................
                Section 8.11 Representations of the Intermediary .................
                Section 8.12 Confidentiality .....................................
                Section 8.13 No Bankruptcy Petition Against AESOP Leasing or
                             Certain Other Persons ...............................
                Section 8.14 No Recourse .........................................
                Section 8.15 Counterparts ........................................
                Section 8.16 Governing Law .......................................

EXHIBITS:

Exhibit A       Form of Administrator Representation Letter
Exhibit A-1     Form of Administrator Representation Certificate
Exhibit B       Form of AESOP Leasing Representation Letter
Exhibit B-1     Form of AESOP Leasing Representation Certificate
Exhibit C       Form of Reconveyance of Relinquished Vehicle Receivables

SCHEDULES:

Schedule 1        Intermediary Fees and Expenses
Schedule 2        Authorized Representatives
Schedule 3        Trust Account Deposits
Schedule 4        Payment Instructions for Trust Account Disbursements
Schedule 5        Permitted Trust Account Investments

ANNEXES:

Annex 1           Notice of Relinquished Vehicle Identification and Transfer
Annex 2           Rescission of Relinquished Vehicle Identification and Transfer
Annex 3           Notice of Designation of Replacement Vehicles and Partial
                  Assignment of Manufacturer Purchase Agreement
Annex 4           Revocation of Designation and Partial Assignment of
                  Manufacturer Purchase Agreement
Annex 5           Notice of Acceptance:  Group Closing
Annex 6           Notice of Release of Funds Following Termination

                            MASTER EXCHANGE AGREEMENT

      THIS MASTER EXCHANGE AGREEMENT (this "Agreement") is entered into as of September 15, 1998, by and between AESOP LEASING L.P., a Delaware limited partnership ("AESOP Leasing"), and BANK ONE, TEXAS, National Association, a national banking association ("Bank One"), acting in the capacity of intermediary, as provided herein.

                                   BACKGROUND

      AESOP Leasing maintains a fleet of Vehicles (as hereinafter defined) in carrying on its business of leasing cars.

      AESOP Leasing from time to time disposes of used Vehicles and acquires new Vehicles for its fleet.

      AESOP Leasing wishes from time to time to exchange Vehicles in transactions qualifying for nonrecognition of gain or loss under Code Section 1031 and the Treasury Regulations thereunder.

      AESOP Leasing wishes to retain Bank One to act as a "Qualified Intermediary" (within the meaning of Treasury Regulation Section 1.1031(k)-1) with respect to such exchange transactions and Bank One is willing to act in such capacity, all subject to the terms and conditions of this Agreement.

      Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

                             SECTION I: DEFINITIONS

      Section 1.1 DEFINITIONS.

            The following terms shall have the respective meanings assigned to them below (such meanings to be applicable equally to both the singular and plural forms of such terms):

            "ADMINISTRATION AGREEMENT" means the Amended and Restated Administration Agreement, dated as of September 15, 1998, pursuant to which ARAC performs various administrative duties on behalf of AESOP Leasing and certain other entities.

            "ADMINISTRATOR" means ARAC in its capacity as administrator of AESOP Leasing, pursuant to the Administration Agreement.

            "ADMINISTRATOR REPRESENTATION CERTIFICATE" means a certificate of the Administrator, substantially in the form of Exhibit A-1 hereto.

            "ADMINISTRATOR REPRESENTATION LETTER" means a letter, substantially in the form of Exhibit A hereto, executed and delivered by the Administrator as of the date of this Agreement.

            "AESOP EXCHANGE AGREEMENT TERMINATION EVENT" means that a Loan Event of Default, a Lease Event of Default, an Amortization Event or a Liquidation Event of Default (each such term as defined in the Indenture) has occurred and remains continuing.

            "AESOP REPRESENTATION CERTIFICATE" means a certificate of AESOP Leasing, substantially in the form of Exhibit B-1 hereto.

            "AESOP REPRESENTATION LETTER" means a letter, substantially in the form of Exhibit B hereto, executed and delivered by AESOP Leasing as of the date of this Agreement.

            "AESOP TRUST ACCOUNT(S)" has the meaning assigned to such term in
Section 5.1 of this Agreement.

            "AGREEMENT" means this Master Exchange Agreement, together with all exhibits, schedules and annexes attached hereto, as hereafter amended, modified or supplemented in accordance with its terms.

            "ARAC" means Avis Rent A Car System, Inc., a Delaware corporation.

            "ARC" means Avis Rent A Car, Inc., a Delaware corporation.

            "ASSIGNED SPECIAL DEFAULT PAYMENTS" means "Program Vehicle Special Default Payments" to which AESOP Leasing is entitled pursuant to the Lease Agreement with respect to any Relinquished Vehicle, including any guaranty in respect thereof pursuant to the Lease Agreement and any rights to exercise remedies to enforce collection thereof, but only to the extent that a Loan was made under the Receivables Financing Agreement with respect to Designated Receivables arising from the sale of any Vehicles included in the Group of Relinquished Vehicles in which such Relinquished Vehicle is included and such Loan has not been paid in full.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in New York City, New York, Chicago, Illinois or Dallas, Texas are authorized or required by law to be closed.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "COLLECTION ACCOUNT" means the segregated trust account maintained by the Trustee pursuant to the Indenture for the benefit of the Secured Parties.

            "DESIGNATED RECEIVABLES" means, with respect to any Loan that was made pursuant to the Receivables Financing Agreement and has not been paid in full, the Relinquished Vehicle Receivables against which such Loan was made, which, in each case, shall be all of the Relinquished Vehicle Receivables outstanding in connection with one Group of Relinquished Vehicles on or after the date such Loan was made.

            "DISQUALIFIED PERSON" means a person bearing a relationship to AESOP Leasing described in Treasury Regulation ss. 1.1031(k)-1(k).

            "ELIGIBLE SUCCESSOR INTERMEDIARY" means the trust department of a United States bank, that (a) has a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, (b) has the Requisite Rating, (c) satisfies the requirements set forth in the definition of "Qualified Intermediary", (d) is selected by AESOP Leasing, subject to satisfaction of the Rating Agency Consent Condition and the CP Rating Agency Condition (or, following notice by the Trustee of an AESOP Exchange Agreement Termination Event, is selected by the Trustee with the approval of each Enhancement Provider) and (e) so long as any obligations remain outstanding pursuant to the Receivables Funding Documents or the commitments thereunder remain in effect or any of the Receivables Funding Documents are otherwise in effect, has received the prior written approval of the Lender Agent and has agreed, pursuant to documentation satisfactory to the Lender Agent, to be bound by the Receivables Funding Documents, the Intercreditor Agreement and this Agreement (or an agreement substantially in the form hereof).

            "EXCHANGE PERIOD" means, with respect to any Group of Relinquished Vehicles, the period beginning on the date AESOP Leasing first transfers any Vehicle included in such Group of Relinquished Vehicles to the Intermediary and ending at midnight on the earlier of the 180th day thereafter or on the due date (including extensions) for AESOP Leasing's U.S. federal income tax return for the taxable year in which the first transfer of any Vehicle included in such Group of Relinquished Vehicles occurs, as provided in Treasury Regulation ss. 1.1031(k)-1(b)(2).

            "FLEET FINANCING DOCUMENTS" means, in addition to the Loan Agreement, the Lease Agreement and the Indenture, each loan, lease, security agreement or other agreement pursuant to which AESOP Leasing finances its acquisition of Vehicles and/or grants security interests in such Vehicles or related property.

            "GROUP CLOSING EVENT" shall mean, with respect to each Group of Relinquished Vehicles:

            (a) the expiration of the Identification Period for such Group of Relinquished Vehicles, if AESOP Leasing has not identified any Identified Replacement Vehicles with respect to such Group of Relinquished Vehicles by the end of the Identification Period;

            (b) the receipt by AESOP Leasing of the last Replacement Vehicle with respect to such Group of Relinquished Vehicles but not earlier than expiration of the Identification Period with respect to such Group of Relinquished Vehicles;

            (c) the expiration of the Exchange Period with respect to such Group of Relinquished Vehicles; or

            (d) the occurrence of a Material and Substantial Contingency with respect to such Group of Relinquished Vehicles.

            "GROUP OF RELINQUISHED VEHICLES" means those Relinquished Vehicles grouped together by AESOP Leasing in accordance with Section 3.1 of this Agreement to be exchanged from time to time for Replacement Vehicles in a transaction or series of transactions collectively constituting a separate and independent exchange for purposes of Section 1031 of the Code.

            "GUARANTOR" means ARC in its capacity as guarantor pursuant to the Lease Agreement.

            "IDENTIFICATION PERIOD" means with respect to any Group of Relinquished Vehicles, the period beginning on the date AESOP Leasing first transfers any Vehicle included in such Group of Relinquished Vehicles to the Intermediary and ending at midnight on the 45th day thereafter, as provided in Treasury Regulation ss. 1.1031(k)-1(b)(2).

            "IDENTIFIED RELINQUISHED VEHICLES" means designated Vehicles owned by AESOP Leasing that AESOP Leasing intends to exchange for Replacement Vehicles, pursuant to the terms and conditions of this Agreement.

            "IDENTIFIED REPLACEMENT VEHICLES" means designated Vehicles that AESOP Leasing intends to acquire in exchange for Relinquished Vehicles, pursuant to the terms and conditions of this Agreement.

            "INDENTURE" means the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended by Supplemental Indenture No. 1, dated as of July 31, 1998, and Supplemental Indenture No. 2, dated as of September 15, 1998, and as it may be from time to time further amended, between AESOP Funding II L.L.C., as Issuer, and Harris Trust and Savings Bank, as Trustee.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of September 15, 1998, among the Trustee, AESOP Funding II L.L.C., AESOP Leasing, ARAC, the Intermediary and the Lender Agent.

            "INTERMEDIARY" means Bank One or any successor acting in such capacity under this Agreement.

            "INTERMEDIARY EXCHANGE AGREEMENT TERMINATION EVENT" has the meaning assigned to such term in Section 8.2 of this Agreement.

            "LEASE AGREEMENT" means the Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of September 15, 1998, among AESOP Leasing as Lessor, ARAC as a Lessee and as Administrator, the other Lessees from time to time parties thereto, and ARC, as guarantor.

            "LENDER AGENT" means the financial institution from time to time lender agent for the Receivables Lender, which initially shall mean Credit Lyonnais New York Branch. Any references in this Agreement to amounts payable to the Lender Agent shall mean amounts payable to the Lender Agent in such capacity either for its own account or for the benefit of the Receivables Lender.

            "LENDER TRUST ACCOUNT(S)" has the meaning assigned to such term in
Section 5.1 of this Agreement.

            "LESSEE" means ARAC and each other permitted lessee pursuant to the Lease Agreement.

            "LOAN" has the meaning assigned to such term in the Receivables Financing Agreement. Each reference herein to a Loan having been "paid in full," or being "no longer outstanding" or words of like import shall mean a Loan any and all principal of, interest accrued or owing on, and breakage amounts payable in respect of which, shall have been paid in full.

            "LOAN AGREEMENT" means the Amended and Restated Loan Agreement, dated as of September 15, 1998, among AESOP Leasing, PV Holding Corp., Quartx Fleet Management, Inc. and AESOP Funding II L.L.C.

            "MANUFACTURER" means a manufacturer of Vehicles.

            "MANUFACTURER PURCHASE AGREEMENT" means any purchase agreement with a Manufacturer pursuant to which AESOP Leasing may sell a Vehicle owned by AESOP Leasing to such Manufacturer for a price determined in accordance with such agreement.

            "MATERIAL AND SUBSTANTIAL CONTINGENCY" means, with respect to a particular Group of Relinquished Vehicles, after expiration of the Identification Period for such Group of Relinquished Vehicles, the first to occur of (a) AESOP Leasing receiving written notification from one or more Manufacturers of Identified Replacement Vehicles, or (b) information coming to the attention of an officer of AESOP Leasing, in each case indicating that such Manufacturers of Identified Replacement Vehicles will not be delivering, before the end of the Exchange Period, Replacement Vehicles identified for such Group of Relinquished Vehicles with aggregate purchase prices of at least 80% of the aggregate proceeds of sale of such Group of Relinquished Vehicles; PROVIDED, that such failure to deliver identified vehicles is due to circumstances beyond the control of AESOP Leasing.

            "MOODY'S" means Moody's Investors Service, Inc.

            "NOTICE ADDRESS" shall mean, for either party to this Agreement and each other Person whose address is shown below, the address shown below (or such other address that such party or other Person shall specify to each other party or other Person by a notice sent in accordance herewith):

            BANK ONE, TEXAS, National Association
            ATTN:  Corporate Trust Department
            P.O. Box 25900
            8111 Preston Road 2nd Floor
            Dallas, Texas  75225

            Telephone:         (214) 360-3978
            Facsimile:         (214) 360-3980

            AESOP LEASING L.P.
            c/o Lord Securities Corporation
            Two Wall Street
            New York, New York  10005

            Attention:        Frank Bilotta
            Telephone:        (212) 346-9000
            Fax:              (212) 346-9012

            With a copy to:

            AVIS RENT A CAR SYSTEM, INC.,
            as Administrator
            900 Old Country Road
            Garden City, New York  11530

            Attention:        Treasurer
            Telephone         (516) 222-3000
            Fax:              (516) 222-3751

            HARRIS TRUST AND SAVINGS BANK
            311 West Monroe Street, 12th Floor
            Chicago, Illinois  60606

            Attention:        Corporate Trust Administration
            Telephone:        (312) 461-2532
            Fax:              (312) 461-3525

            CREDIT LYONNAIS NEW YORK BRANCH
            1301 Avenue of the Americas
            New York, New York  10019

            Attention:        Structured Finance Group
            Telephone:        (212) 261-7814
            Fax:              (212) 459-3258

            "NOTICE OF ACCEPTANCE" has the meaning assigned to such term in
Section 4.3 of this Agreement.

            "OTHER TRUST FUNDS" shall mean any amounts or proceeds received by the Intermediary that are not proceeds of (or derived from the proceeds of) the sale of Relinquished Vehicles.

            "PERMITTED INVESTMENTS" means the investment instruments described in Schedule 5 to this Agreement.

            "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, governmental authority or any other form of entity.

            "PURCHASE AGREEMENT" has the meaning assigned to such term in
Section 4.3 of this Agreement.

            "PURCHASE AGREEMENT ASSIGNMENT" has the meaning assigned to such term in Section 4.3 hereof.

            "QUALIFIED INTERMEDIARY" means a Person that (a) is not AESOP Leasing or a Disqualified Person, (b) enters into a written agreement with AESOP Leasing, substantially in the form hereof, pursuant to which it is treated as acquiring Relinquished Vehicles from AESOP Leasing, transferring such Relinquished Vehicles, acquiring

Replacement Vehicles, and transferring the Replacement Vehicles to AESOP Leasing, and (c) otherwise meets the requirements of Treasury Regulation ss. 1.1031(k)-1(g)(4).

            "RECEIVABLES FINANCING AGREEMENT" means the receivables financing agreement dated as of September 15, 1998, among the Intermediary and Atlantic Asset Securitization Corp., Lyon Short Term Funding Corp., each other lender party thereto from time to time, and Credit Lyonnais New York Branch, as a lender and as Lender Agent, and any substitute facility therefor that receives the necessary approvals pursuant to the Fleet Financing Documents, in each instance, as any such agreement may be from time to time amended.

            "RECEIVABLES FUNDING DOCUMENTS" means the Receivables Financing Agreement and each note, letter agreement or certificate executed and delivered pursuant thereto.

            "RECEIVABLES LENDER" means each financial institution that from time to time pursuant to the Receivables Financing Agreement provides financing to the Intermediary for the purchase of Replacement Vehicles, and initially shall mean, collectively, Atlantic Asset Securitization Corp., Lyon Short Term Funding Corp., Credit Lyonnais New York Branch, each other lender from time to time party to the Receivables Financing Agreement, and their respective successors and assigns.

            "RECEIVABLES LENDER COLLATERAL" means, (i) subject to the limitations set forth in the Receivables Financing Agreement and the Intercreditor Agreement, the Designated Receivables with respect to each Loan made pursuant to the Receivables Financing Agreement, the proceeds of such Designated Receivables and the investment earnings thereon; (ii) the Assigned Special Default Payments; and (iii) except to the extent paid or payable to the Intermediary as indemnity amounts for its own account or as compensation for its services or to reimburse the Intermediary for fees and expenses incurred by the Intermediary pursuant to this Agreement, the obligations of AESOP Leasing to the Intermediary under Section 7.4(b) hereof and Special Service Charges (including any guaranty in respect thereof pursuant to the Lease Agreement) and any rights to exercise remedies to enforce collection of the foregoing.

            "RELINQUISHED VEHICLE" means each Vehicle transferred by AESOP Leasing to the Intermediary in contemplation of the exchange thereof for Replacement Vehicles (which transfer is not rescinded pursuant to Section 3.6 of this Agreement).

            "RELINQUISHED VEHICLE RECEIVABLES" means the amounts payable by the respective Manufacturers of Relinquished Vehicles as the purchase price thereof pursuant to the relevant Manufacturer Purchase Agreements.

            "REPLACEMENT VEHICLES" means Vehicles acquired by AESOP Leasing in exchange for Relinquished Vehicles, pursuant to the terms and conditions of this Agreement.

            "REQUISITE RATING" means a minimum rating issued by Moody's of at least A2 on long-term unsecured debt obligations and of at least P-1 on short-term debt, and a minimum rating issued by Standard & Poor's of at least A on long-term unsecured debt obligations and of at least A-1 on short-term debt.

            "SECURED PARTY" means AESOP Funding II L.L.C., each Person on whose behalf the Trustee holds a security interest in Vehicles and related property owned by AESOP Leasing pursuant to the Indenture and any other Person who has a security interest in such property pursuant to the Fleet Financing Documents.

            "SPECIAL SERVICE CHARGES" means any and all charges assessed to the Lessees pursuant to Section 4.2 of the Lease Agreement with respect to the fees, expenses, indemnities and other amounts payable by AESOP Leasing to the Intermediary pursuant to this Agreement, including, in any event, amounts payable under Section 7.4(b) hereof.

            "STANDARD & POOR'S" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

            "TRANSFER NOTICE" has the meaning assigned to such term in Section
3.1 of this Agreement.

            "TRANSFERRED PROPERTY" has the meaning assigned to such term in Annex 1 attached hereto.

            "TREASURY REGULATION" means the applicable regulation adopted by the Department of the Treasury under the Code as of the date of this Agreement, as the same may be amended, modified or renumbered from time to time.

            "TRUSTEE" means Harris Trust and Savings Bank, an Illinois banking corporation, as trustee pursuant to the Indenture, and any successor Trustee appointed pursuant to the Indenture.

            "TRUST ACCOUNT" has the meaning assigned to such term in Section 5.1 of this Agreement.

            "VEHICLE" means a passenger car or van and all related equipment, accessories and tires attached thereto.

             SECTION II: APPOINTMENT AND DUTIES OF THE INTERMEDIARY

      Section 2.1 APPOINTMENT OF INTERMEDIARY. AESOP Leasing hereby appoints Bank One, and Bank One hereby accepts the appointment, to act in the capacities of trustee and of Qualified Intermediary with respect to the Relinquished

Vehicles and the other Transferred Property described in each Transfer Notice delivered pursuant hereto, and the Replacement Vehicles (in such capacities, collectively, the "Intermediary") for the purposes set forth in, and subject to the terms and conditions of this Agreement, and further, in accordance with Treasury Regulation ss. 1.1031(k)-1(g)(4).

      Section 2.2 DUTIES AND AUTHORITY OF THE INTERMEDIARY.

            (a) Subject to the terms and conditions of this Agreement Bank One, in its capacity as Intermediary, hereby agrees to perform the following duties: to acquire in trust the Groups of Relinquished Vehicles and the other Transferred Property described in each Transfer Notice delivered pursuant hereto; to transfer the Groups of Relinquished Vehicles as directed by AESOP Leasing; to establish and administer the Trust Accounts pursuant to this Agreement; to receive in trust all proceeds of the sales of each Group of Relinquished Vehicles and Other Trust Funds, if any, for deposit into the Trust Accounts; to hold in trust the Trust Accounts pursuant to this Agreement; to acquire Replacement Vehicles in trust upon terms and conditions negotiated and provided by AESOP Leasing, and to make payment therefor; and to transfer the Replacement Vehicles to AESOP Leasing.

            (b) In connection with the acquisition of Replacement Vehicles pursuant hereto, if the Intermediary shall not have received payments for Relinquished Vehicles under the applicable Manufacturer Purchase Agreements in the amount necessary to purchase all or any part of the Identified Replacement Vehicles related thereto or shall not have other funds relating to such Group of Relinquished Vehicles available in the AESOP Trust Accounts for such purpose, the Intermediary shall have authority to accept advances from AESOP Leasing and to obtain a Loan pursuant to the Receivables Financing Agreement when so directed by AESOP Leasing. Funds so obtained pursuant to the Receivables Financing Agreement or from AESOP Leasing shall be used for the sole purpose of purchasing Replacement Vehicles with respect to a Group of Relinquished Vehicles. To the extent any such funds are not used for such purpose on the date received, such advances and/or Loans shall be treated as contributions to the relevant AESOP Trust Account(s) as Other Trust Funds which shall not be repaid or otherwise released to AESOP Leasing, the Trustee, any Secured Party or a person related to AESOP Leasing except as provided below in Section 2.4 with respect to the release of funds held by the Intermediary. The Intermediary shall have no obligation to advance its own funds and shall not be required to purchase any Identified Replacement Vehicle until it has received sufficient funds under applicable Manufacturer Purchase Agreements or as otherwise contemplated above.

            (c) Without limiting the foregoing, the Intermediary is hereby authorized and directed by AESOP Leasing as follows: (i) to enter into the Receivables Funding Documents and in connection therewith to transfer and assign to the Lender Agent all rights with respect to Special Service Charges (other than Special Service Charges paid or payable to the Intermediary as indemnity amounts for its own account or as compensation for its services hereunder, or to reimburse the Intermediary for fees and expenses incurred by the Intermediary pursuant to this Agreement); (ii) from time to time, pursuant to the terms thereof and for the purpose of acquiring Replacement

Vehicles pursuant hereto, to seek Loans under the Receivables Financing Agreement when so directed by AESOP Leasing; (iii) in connection with each Loan under the Receivables Financing Agreement, to assign and pledge to the Lender Agent the Designated Receivables with respect to such Loan, the related rights constituting Receivables Lender Collateral transferred and assigned by AESOP Leasing to the Intermediary pursuant to each Transfer Notice with respect to the Group of Relinquished Vehicles to which such Loan relates and the other Receivables Lender Collateral for such Loan pursuant to the Receivables Funding Documents; and (iv) to enter into the Intercreditor Agreement.

            (d) The Intermediary shall have no obligation to enter into the Receivables Financing Agreement unless, on the date of execution thereof, it shall receive, duly executed and delivered by the Administrator and AESOP Leasing, respectively, the Administrator Representation Letter and the AESOP Representation Letter; and the Intermediary shall have no obligation to obtain any Loan pursuant to the Receivables Financing Agreement, unless on the date such Loan is to be requested by the Intermediary, it shall receive, duly executed and delivered by the Administrator and AESOP Leasing, respectively, an Administrator Representation Certificate and an AESOP Representation Certificate.

            (e) AESOP Leasing agrees that the execution by AESOP Leasing of an AESOP Representation Certificate shall in any event constitute AESOP Leasing's authorization and direction to the Intermediary to obtain the Loan for which such certificate is being delivered to the Lender Agent and to grant the security interest in the Receivables Lender Collateral intended, pursuant to the terms of the Receivables Funding Documents, to secure such Loan and each of the Intermediary and the Lender Agent may conclusively rely on such certificate as evidence of such authorization and direction by AESOP Leasing.

      Section 2.3 CAPACITY OF INTERMEDIARY. The terms "acquire" and "transfer", when used in the foregoing Section 2.2 and elsewhere in this Agreement, shall have the meanings contemplated by Treasury Regulation ss. 1.1031(k)-1(g)(4). Accordingly, such terms, when used in relation to the acquisition of Vehicles by the Intermediary, or transfer of Vehicles to the Intermediary, mean that the Intermediary is acting solely in its capacity as a Qualified Intermediary, within the meaning of the Treasury Regulations, and as trustee, to effect the acquisition or transfer of Replacement Vehicles or Relinquished Vehicles. The Intermediary will not at any time take delivery of, or otherwise have possession of, any Vehicles; nor shall the Intermediary at any time have possession of, or be named as owner or lienholder on, the certificate of title for any Vehicle. Furthermore, any reference in this Agreement or any other Fleet Financing Document or Receivables Funding Document to "Intermediary" shall mean Bank One, or any Eligible Successor Intermediary, acting in all of its capacities under this Agreement.

      Section 2.4 RESTRICTIONS ON RIGHTS OF AESOP LEASING; RELEASE OF TRUST ACCOUNT PROPERTY; RECONVEYANCE OF PROPERTY. Except with respect to directing the purchase of Replacement Vehicles and as otherwise expressly provided in this

Agreement, AESOP Leasing has no right to receive, pledge, borrow or otherwise obtain the benefits of any funds or property held by the Intermediary in trust for the benefit of AESOP Leasing pursuant to this Agreement. Notwithstanding the preceding sentence, the Intermediary shall deliver or cause to be delivered to the Trustee (in accordance with the directions set forth in SCHEDULE 4), with respect to each Group of Relinquished Vehicles, on the Business Day following the receipt by the Intermediary from AESOP Leasing of written notice of the occurrence of any one or more of the Group Closing Events with respect to such Group of Relinquished Vehicles, the following property: all proceeds of such Group of Relinquished Vehicles (excluding any portion thereof that constitutes Receivables Lender Collateral), including, without limitation, all Relinquished Vehicle Receivables and all funds and other property held in the AESOP Trust Account corresponding to such Group of Relinquished Vehicles, including the proceeds of any loans made with respect to such Group of Relinquished Vehicles.

            In connection with each such release of property to the Trustee, the Intermediary also shall deliver to each of AESOP Leasing and the Trustee an instrument, substantially in the form of Exhibit C hereto, conveying to AESOP Leasing all right, title and interest of the Intermediary in any and all Relinquished Vehicle Receivables then remaining outstanding in respect of each Group of Relinquished Vehicles as to which such a release is made, unless such receivables at such time continue to constitute part of the Receivables Lender Collateral (in which case, the conveyance shall be delivered on such later date as the related Loan shall have been determined to have been paid in full pursuant to Section 6(c) of the Intercreditor Agreement, if any such receivables then continue to remain outstanding).

            Section 2.5 NOTICE OF GROUP CLOSING EVENT. AESOP Leasing agrees that it shall give prompt written notice to the Intermediary and the Trustee of the occurrence of a Group Closing Event with respect to any Group of Relinquished Vehicles.

            Section 2.6 NOTICE OF INTERMEDIARY EXCHANGE AGREEMENT TERMINATION EVENT. The Intermediary agrees that it shall give prompt written notice to AESOP Leasing, the Trustee and the Lender Agent if at any time the Intermediary ceases to have the Requisite Rating and of any other Intermediary Exchange Agreement Termination Event.

        SECTION III: IDENTIFICATION AND TRANSFER OF RELINQUISHED VEHICLES

            Section 3.1 TRANSFER OF RELINQUISHED VEHICLES BY AESOP LEASING. From time to time, AESOP Leasing may transfer, at its sole discretion, certain Vehicles owned by it to the Intermediary for exchange pursuant to this Agreement. Each such transfer shall be made by a "Notice of Relinquished Vehicle Identification and Transfer", substantially in the form of ANNEX 1 hereto (a "TRANSFER NOTICE"). Each such Transfer Notice also shall designate such Identified Relinquished Vehicles as constituting all or part of a particular Group of Relinquished Vehicles, and shall specify the identifying number of the relevant Group of Relinquished Vehicles. The transfer of each Identified Relinquished Vehicle pursuant to this Agreement, whereupon the Intermediary shall be treated as "acquiring" such Vehicle for purposes of Treasury
Regulation ss. 1.1031(k)-

1(g)(4), shall be effective upon the last to occur of the following: (a) AESOP Leasing has identified such Vehicle as an Identified Relinquished Vehicle by delivery of a Transfer Notice; (b) AESOP Leasing has caused such Vehicle to be released from the lien of the Loan Agreement; (c) AESOP Leasing has delivered possession of such Vehicle to the location specified by the relevant Manufacturer; and (d) the Vehicle has been accepted for purchase or sold in an auction pursuant to the relevant Manufacturer Purchase Agreement.

            Section 3.2 DISPOSITION OF RELINQUISHED VEHICLES UNDER MANUFACTURER PURCHASE AGREEMENT. Prior to the transfer of any Vehicle to the Intermediary, AESOP Leasing shall have contracted to sell such Identified Relinquished Vehicle pursuant to a Manufacturer Purchase Agreement, and, simultaneously with the transfer of any Vehicle to the Intermediary, AESOP Leasing shall assign to the Intermediary its rights under such Manufacturer Purchase Agreement to the extent relating to each such Identified Relinquished Vehicle, pursuant to the relevant Transfer Notice, and shall notify the relevant Manufacturer of such assignment by delivery of a copy of such Transfer Notice. The Intermediary hereby consents to and assumes all such assignments in accordance with this Agreement. The Intermediary shall sell each Identified Relinquished Vehicle in accordance with the Manufacturer Purchase Agreement rights so assigned, and shall not compromise, release, settle or otherwise adjust the terms of any such contract to sell without the prior written consent of AESOP Leasing.

            Section 3.3 CERTIFICATES OF TITLE FOR RELINQUISHED VEHICLES. AESOP Leasing and the Intermediary hereby agree that, with respect to each Relinquished Vehicle, AESOP Leasing shall assign and deliver, or shall cause its nominee to assign and deliver, the certificate of title therefor directly to the transferee of the Intermediary.

            Section 3.4 PROCEEDS OF SALE. All proceeds of the sale of Relinquished Vehicles received by the Intermediary shall be, upon the Business Day received by the Intermediary, (i) deposited in the appropriate Lender Trust Account or Accounts, or applied to outstanding borrowings in accordance with the Receivables Funding Documents, to the extent constituting Receivables Lender Collateral, or (ii) deposited in the appropriate AESOP Trust Account or Account to the extent not constituting Receivables Lender Collateral. Except as permitted by Section 2.4 hereof, under no circumstances shall AESOP Leasing receive funds from any sales of Relinquished Vehicles for its own account. Accordingly, AESOP Leasing agrees that it shall direct the purchasers of Relinquished Vehicles to make such payments to the Intermediary pursuant to this Agreement; PROVIDED, HOWEVER, that so long as the Indenture is in effect, payments made by a Manufacturer pursuant to a Manufacturer Purchase Agreement shall be made to the Collection Account and disbursed to the Intermediary or the Lender Agent in accordance with the terms of the Intercreditor Agreement, except as may be otherwise directed by AESOP Leasing with the prior written consent of the Trustee and each Enhancement Provider, and, so long as any of the Receivables Funding Documents are in effect, the prior written consent of the Lender Agent. Absent actual receipt of written notice from the Trustee or the Lender Agent contesting the application of funds to an AESOP Trust Account, a Lender Trust Account, or a borrowing under the Receivables Financing Agreement, as the case may be, the Intermediary shall be entitled to rely on a certificate provided by the Administrator pursuant to the Intercreditor Agreement in determining which amounts are to be credited to an AESOP Trust Account and which amounts are to be credited to a Lender Trust Account or applied to outstanding borrowings under the Receivables Funding Documents. In the event of the receipt by the Intermediary of any such notice, and failure to resolve the matter in dispute within two Business Days thereafter, then, if the amount in controversy is greater than $1,000,000, the parties agree that the dispute resolution procedures set forth in the Intercreditor Agreement shall apply.

            Section 3.5 RECEIPT OF FUNDS IN ERROR; OTHER TRUST FUNDS. In the event the Intermediary receives funds in error that are not intended to be received by it pursuant to this Agreement or otherwise receives Other Trust Funds, the Intermediary shall: (1) if so instructed in writing by AESOP Leasing, promptly return such funds to the remitter thereof; (2) deposit such funds into the Trust Accounts as directed in writing by AESOP Leasing; (3) in the absence of written instructions from AESOP Leasing, deposit such funds into a suspense account that is a segregated trust account maintained by the Intermediary in the name of AESOP Leasing, indicating that such funds are held in trust for AESOP Leasing, pending instructions from AESOP Leasing as to the Trust Account into which such funds should be deposited; or (4) if it receives funds that pursuant to the Intercreditor Agreement or this Agreement are to be paid directly to the Lender Agent and not the Intermediary, promptly deliver such funds to the Lender Agent, and, if such delivery cannot practicably be made on the date such funds are received, pending such delivery, shall deposit such funds into a suspense account that is a segregated trust account maintained by the Intermediary in the name of the Lender Agent.

            Section 3.6 RESCISSION OF IDENTIFICATION. From time to time an Identified Relinquished Vehicle subject to a Manufacturer Purchase Agreement may be identified for transfer to the Intermediary pursuant to Sections 3.1 and 3.2 of this Agreement and it may subsequently be determined that the Intermediary is not able to dispose of such Identified Relinquished Vehicle as intended under such Manufacturer Purchase Agreement. In such event, prior to the expiration of the relevant Identification Period, AESOP Leasing, pursuant to a written notice substantially in the form of ANNEX 2 attached hereto, may rescind the prior identification to the Intermediary of such Identified Relinquished Vehicle (and the assignment of related rights pursuant to the relevant Manufacturer Purchase Agreement). AESOP Leasing also shall deliver a copy of any such notice of rescission to the relevant Manufacturer under the relevant Manufacturer Purchase Agreement. AESOP Leasing acknowledges that the determination of the effect any such rescission may have on the identification of Replacement Vehicles under
Section 4.1 of this Agreement is solely its responsibility.

            Section 3.7 OTHER DUTIES OF AESOP LEASING. With respect to each Group of Relinquished Vehicles, AESOP Leasing shall notify the Intermediary in writing of the expiration date of the Exchange Period therefor and the expiration date of the Identification Period therefor. In each case, such notification may be made in the first Transfer Notice given with respect to a Group of Relinquished Vehicles.

       SECTION IV: IDENTIFICATION AND ACQUISITION OF REPLACEMENT VEHICLES

            Section 4.1 IDENTIFICATION. AESOP Leasing acknowledges that it is required, under Code Section 1031(a)(3) and Treasury Regulation ss. 1.1031(k)-1(c), to
have designated vehicles as Identified Replacement Vehicles with respect to a Group of Relinquished Vehicles prior to the expiration of the relevant Identification Period. AESOP Leasing expressly acknowledges and agrees that the Intermediary has no duty to monitor compliance with such identification requirements and AESOP Leasing hereby assumes sole responsibility for identifying Replacement Vehicles.

            Section 4.2 REVOCATION OF IDENTIFICATION. By a written notice to the Intermediary, substantially in the form of ANNEX 4 attached hereto, AESOP Leasing may revoke a prior identification of one or more Identified Replacement Vehicles before the end of the Identification Period with respect to a Group of Relinquished Vehicles, in accordance with Treasury Regulation ss. 1.1031(k)-1(c)(6); PROVIDED, HOWEVER, that such a revocation may not be made with respect to a particular Identified Replacement Vehicle after AESOP Leasing, in accordance with its customary operating procedures, has accepted such Identified Replacement Vehicle and delivered a Notice of Acceptance to the Intermediary in connection therewith.

            Section 4.3 ASSIGNMENT OF PURCHASE RIGHTS; ACQUISITION OF REPLACEMENT VEHICLES. AESOP Leasing may designate Vehicles as Identified Replacement Vehicles with respect to each Group of Relinquished Vehicles, and, with respect to any such Identified Replacement Vehicles, shall negotiate the terms of purchase thereof and shall execute or cause to be executed a Purchase Agreement for such Identified Replacement Vehicles (a "PURCHASE AGREEMENT"). AESOP Leasing shall assign a Purchase Agreement to the Intermediary in whole or in part, to the extent that any Vehicles covered by such Purchase Agreement are to be Replacement Vehicles. Prior to or simultaneously with the acceptance by AESOP Leasing of any Identified Replacement Vehicles (in accordance with its ordinary procedures for the acceptance of Vehicles from a dealer), AESOP Leasing will execute a Partial Assignment of Manufacturer Purchase Agreement substantially in the form of ANNEX 3 attached hereto (a "PURCHASE AGREEMENT ASSIGNMENT"), assigning to the Intermediary all of AESOP Leasing's right, title and interest in and to such Manufacturer Purchase Agreement to the extent relating to such Identified Replacement Vehicles. AESOP Leasing shall deliver a copy of each Purchase Agreement Assignment to the relevant Manufacturer. The Intermediary hereby consents to and assumes all such assignments made by AESOP Leasing without further acknowledgment by the Intermediary. Prior to the acceptance by AESOP Leasing of any Identified Replacement Vehicles pursuant to any such Purchase Agreement, all parties to such agreement, including the seller, shall be notified in writing of such assignment by AESOP Leasing by copy of the relevant Purchase Agreement Assignment. Each Purchase Agreement with respect to a Replacement Vehicle shall be deemed to have closed, and the Intermediary shall be deemed to have acquired from the seller thereof and transferred to AESOP Leasing the Replacement Vehicles subject thereto within the meaning of Treasury Regulation ss. 1.1031(k)-1(g)(4)(iv)(C), upon receipt by the Intermediary of verbal advice from AESOP Leasing that AESOP Leasing has accepted delivery of such Replacement Vehicles, such advice to be promptly confirmed by delivery to the Intermediary of a Notice of Acceptance substantially in the form of Annex 5 hereto ("Notice of Acceptance").

            Section 4.4 FUNDING FOR PURCHASES. The Intermediary may use all or any portion of the funds available in the AESOP Trust Account corresponding to a Group of Relinquished Vehicles for the acquisition of Replacement Vehicles for such Group of Relinquished Vehicles; PROVIDED, that the Intermediary shall not be required to acquire Replacement Vehicles for a Group of Relinquished Vehicles, if the amount required for such acquisition, including all costs and expenses, is greater than the amount of funds available for such acquisition in the AESOP Trust Account corresponding to such Group of Relinquished Vehicles, unless a sum at least equal to the difference between the funds so available and the funds required is provided by AESOP Leasing, or is advanced to the Intermediary pursuant to the Receivables Funding Documents, in each case as contemplated by
Section 2.2 hereof. Payments by the Intermediary for Replacement Vehicles shall be made as set forth in SCHEDULE 4 attached hereto. The Intermediary agrees to promptly notify AESOP Leasing if it becomes aware that the purchase price (including expenses) for any Replacement Vehicles, as set forth in the Notice of Acceptance for such Replacement Vehicles, exceeds the funds held by the Intermediary in the AESOP Trust Accounts that are available for such purchase.

            Section 4.5 CERTIFICATES OF TITLE. All Replacement Vehicles shall be titled in the name of AESOP Leasing (or its permitted nominee, pursuant to the Fleet Financing Documents) together with a notation of a lien in favor of the Trustee. With respect to each Replacement Vehicle, AESOP Leasing shall take or cause to be taken all action necessary for the certificate of title therefor to be promptly so applied for and so issued. Further, AESOP Leasing shall cause and direct to be caused the title certificates for the Replacement Vehicles to be promptly delivered to the Trustee (or its permitted custodian, pursuant to the Fleet Financing Documents). The Intermediary shall cooperate with AESOP Leasing to the extent necessary to effect or to assist AESOP Leasing in effecting such titling.

                            SECTION V: TRUST ACCOUNTS

            Section 5.1 TRUST ACCOUNTS.

            (a) The Intermediary shall deposit all funds or property received or held by it in its capacity as Intermediary, other than amounts payable to it as fees for its services or reimbursement of expenses, or payable to it as indemnities pursuant to this Agreement, and other than amounts paid by any Lessee as Special Service Charges or amounts paid by ARC as guarantee payments thereof, in one or more Trust Accounts (each, a "Trust Account") established and maintained by the Intermediary within its corporate trust department as segregated trust accounts pursuant to this Agreement, in the name and for the benefit of AESOP Leasing (the "AESOP Trust Accounts"), or, to the extent such funds or property constitute collections on Designated Receivables, Assigned Special Default Payments or investment earnings thereon, in the name and for the benefit of the Lender Agent (the "Lender Trust Account(s)"). Absent actual receipt by the Intermediary of written notice from the Trustee or the Lender Agent contesting the application of amounts to an AESOP Trust Account, or a Lender Trust Account, or a borrowing under the Receivables Financing Agreement, the Intermediary shall be entitled to rely upon a certificate of the Administrator, pursuant to the Intercreditor Agreement, in determining whether amounts are to be credited to an AESOP Trust Account or a Lender Trust Account or applied to outstanding borrowings under the Receivables Financing Agreement as provided in Section 3.4 hereof. In the event of the receipt by the Intermediary of any such notice, and failure to resolve the matter in dispute within two

Business Days thereafter, then, if the amount in controversy is greater than $1,000,000, the parties agree that the dispute resolution procedures set forth in the Intercreditor Agreement shall apply. The funds from time to time in the Trust Account(s) shall be invested by the Intermediary in Permitted Investments as directed in writing by AESOP Leasing. In the absence of written direction from AESOP Leasing or of standing instructions to the contrary, the Intermediary shall invest the Trust Accounts in The One Group U.S. Treasury Money Market Fund. The Intermediary shall not be liable for losses on any investments made by it pursuant to and in compliance with the provisions of this Agreement.

            (b) Amounts payable by any Lessee as Special Service Charges that represent fees, expenses, indemnity amounts or other amounts payable to the Lender Agent, shall, if so requested by the Lender Agent by a notice delivered to each of the Intermediary, AESOP Leasing and the Administrator, be paid directly to the Lender Agent. Otherwise, any such amounts paid to the Intermediary shall be paid by the Intermediary to the Lender Agent on the date received; PROVIDED, that to the extent such amounts cannot practicably be paid by the Intermediary to the Lender Agent on the date received, the Intermediary shall deposit such funds into a suspense account that is a segregated trust account maintained by the Intermediary in the name of the Lender Agent pending their payment to the Lender Agent.

            (c) The Lender Agent shall have sole dominion and control over all Lender Trust Accounts and all monies, investments and other properties therein or thereof and all proceeds of any of the foregoing, and no such monies, investments, other properties or proceeds may be withdrawn or transferred therefrom without the prior written consent or direction of the Lender Agent (except as otherwise expressly provided pursuant to Section 6(c) of the Intercreditor Agreement); PROVIDED, that (x) prior to (i) the actual receipt by the Intermediary of written notice from the Lender Agent that an Event of Default under and as defined in any of the Receivables Funding Documents has occurred or (ii) the Intermediary otherwise having actual knowledge of the occurrence of any such Event of Default, the Administrator may request the Intermediary to remit directly to the Lender Agent (and only directly to the Lender Agent) by wire transfer amounts held in any such Lender Trust Account for the purpose of applying such amounts to the payment of principal and interest (and breakage amounts, if any) owing under the Receivables Funding Documents and
(y) monies in any Lender Trust Account may, until intended to be withdrawn therefrom, be invested in Permitted Investments as provided above. The Intermediary agrees that, upon either (1) the written request of the Lender Agent made concurrently with or after sending to the Intermediary notice of the occurrence of any such Event of Default or (2) receipt of notice of any termination of the Intermediary pursuant to Section 8.2 hereof, the Intermediary shall promptly remit to the Lender Agent all monies, investments and other property in the Lender Trust Accounts.

            Section 5.2 TRUST ACCOUNT DEPOSITS AND DISBURSEMENTS. The Intermediary agrees to deposit into the appropriate Trust Accounts from time to time, in each case, on the Business Day received, the funds described in
SCHEDULE 3 hereto. After
receipt, the Intermediary shall deliver funds, or portions thereof, held in the Trust Accounts, in accordance with the provisions of this Agreement (including the procedures set forth in SCHEDULE 4 hereto). The Intermediary shall make requested disbursements to dealers or Manufacturers for purchases of Replacement Vehicles or to the Lender Agent or to the Trustee, when applicable, in conformity with the provisions of SCHEDULE 4, in each case, on the Business Day it receives instructions therefor if such instructions are received before 12:30 p.m., New York time, or on the next following Business Day, if such instructions are received after 12:30 p.m., New York time (or, with respect to requested disbursements to dealers or Manufacturers, on such later Business Day as is specified by AESOP Leasing). The Intermediary shall rely upon written instruction when communicated by fax, mail or courier when executed and delivered by one of the authorized representatives of AESOP Leasing as set forth in SCHEDULE 2 to this Agreement (as such SCHEDULE 2 may be amended from time to time by AESOP Leasing by written notice to the Intermediary). Disbursement by the Intermediary for purchases of Replacement Vehicles may be made by check, bank or cashiers check or wire transfer, as directed by AESOP Leasing, and in the case of amounts payable to a dealer may be directed to be paid to a finance company or other financial institution to repay indebtedness of the dealer in connection with such Vehicles. Disbursements to the Lender Agent or the Trustee shall be made by wire transfer as set forth on SCHEDULE 4, unless otherwise directed in writing by the Lender Agent or the Trustee, as applicable.

            Section 5.3 TRUST ACCOUNT EARNINGS. All interest or other earnings earned on the Trust Accounts shall be credited to the relevant Trust Account by the Intermediary and reinvested in such Trust Account. AESOP Leasing has no right to receive, pledge or otherwise obtain the benefits of such interest or other earnings prior to the time that funds (including such interest) in a Trust Account may be disbursed pursuant to this Agreement.

            Section 5.4 ACCOUNTING FOR TRUST ACCOUNTS.

            (a) On books and records maintained by the Intermediary pursuant to this Agreement, the Intermediary shall establish and maintain records for the Trust Accounts. For each Group of Relinquished Vehicles, the Intermediary shall establish a separate AESOP Trust Account and a separate Lender Trust Account, appropriately designated to indicate that each such Trust Account relates to the same Group of Relinquished Vehicles. Absent actual receipt of written notice from the Lender Agent or the Trustee contesting allocations of funds to particular Groups of Relinquished Vehicles, the Intermediary shall be entitled to rely upon certificates from time to time provided by ARAC, as Administrator, in determining the allocation of funds to particular Groups of Relinquished Vehicles. (In the event any such notice is given, if the dispute is not resolved within two Business Days and the amount in controversy is greater than $1,000,000, the parties agree that the dispute resolution procedures in the Intercreditor Agreement shall apply.) The AESOP Trust Accounts, on the one hand, and the Lender Trust Accounts, on the other hand, shall be kept separate from each other and shall not be commingled; PROVIDED, HOWEVER, that for purposes of the tax records to be maintained with respect to each Group of Relinquished Vehicles, the amounts in the respective AESOP Trust Account and Lender Trust Account corresponding to each such Group shall be aggregated or netted, as the case may be.

            (b) Each Lender Trust Account or AESOP Trust Account, as the case may be, shall be increased by: (1) the amount of proceeds (or any portion thereof) of each Group of Relinquished Vehicles received in connection with the disposition of such Relinquished Vehicles by the Intermediary and allocable to such Trust Account pursuant to the Intercreditor Agreement and the terms hereof;
(2) interest and other earnings on such Trust Account; (3), in the case of each AESOP Trust Account, any funds that are released from the corresponding Lender Trust Account pursuant to the Intercreditor Agreement and, pursuant to the Intercreditor Agreement, to be deposited into such AESOP Trust Account; and (4) Other Trust Funds received by the Intermediary and allocable to such Trust Account pursuant to the Intercreditor Agreement or the terms hereof, including, with respect to any AESOP Trust Account, any direct contribution of funds by AESOP Leasing and the proceeds of any Loans made by the Receivables Lender.

            (c) Each Lender Trust Account or AESOP Trust Account, as the case may be, shall be decreased by: (1) in the case of each AESOP Trust Account, the purchase price and applicable expenses, if any, relating to the acquisition of Replacement Vehicles; (2) in the case of each Lender Trust Account, any amounts payable from such Lender Trust Account to the Lender Agent for principal and interest (and breakage amounts, if any) payable by or incurred by the Intermediary, in its capacity as Borrower under the Receivables Funding Documents; (3) in the case of each Lender Trust Account, any amounts credited thereto that are in excess of the amounts owing to the Lender in respect of principal and interest (and breakage amounts, if any) with respect to the related Group of Relinquished Vehicles and that are to be released to the corresponding AESOP Trust Account pursuant to the Intercreditor Agreement; and
(4) in the case of each AESOP Trust Account, any funds released to the Trustee in accordance with Section 2.4 of this Agreement.

            (d) The Intermediary shall deliver detailed statements of all Trust Accounts, including all credits and debits thereto, to AESOP Leasing, to the Trustee and to the Lender Agent on a monthly basis. Funds received by the Intermediary with respect to any such separate AESOP Trust Account may be commingled with funds held in trust for AESOP Leasing with respect to other AESOP Trust Accounts, and funds received by the Intermediary with respect to any such separate Lender Trust Account may be commingled with funds held in trust for the Lender Agent with respect to other Lender Trust Accounts, so long as the records maintained by the Intermediary properly account for additions and reductions relating to each such account, including with respect to applicable earnings thereon.

            (e) In any circumstance contemplated by this Agreement or the Intercreditor Agreement in which funds ordinarily to be credited to the Lender Trust Account are paid directly to the Lender Agent, the Intermediary shall indicate on its Trust Account books and records that an amount allocable to the Lender Trust Account corresponding to such Group of Relinquished Vehicles has been paid directly to the Lender Agent pursuant to the Intercreditor Agreement.

            Section 5.5 POWER OF ATTORNEY. AESOP Leasing hereby grants to the Intermediary power of attorney to endorse any checks, drafts or other payments received by the Intermediary for deposit pursuant to the provisions of SCHEDULE 3 but requiring the signature of AESOP Leasing. AESOP Leasing shall take such further steps as may be reasonably required to evidence this limited power of attorney granted to the Intermediary.

            Section 5.6 NO RIGHT OF OFFSET. The Intermediary agrees that it shall have no right to offset any claim it may have against AESOP Leasing or any other Person against any funds, investments or other property held by the Intermediary pursuant to this Agreement; and the Intermediary hereby expressly waives any such right it otherwise may have had.

            Section 5.7 GOOD FUNDS. Any check, draft or other item included in the funds provided to the Intermediary under this Agreement shall be collected by the Intermediary and the proceeds held in trust for AESOP Leasing or the Lender Agent, as applicable, as part of the Trust Accounts. No monies shall be disbursed by the Intermediary until the Intermediary has received good funds in connection with any such item. The Intermediary shall have no duty to take any legal action to enforce payment of any item deposited with it or provided to it; PROVIDED, that the Intermediary promptly shall notify AESOP Leasing if any item deposited is returned unpaid or if the Intermediary otherwise does not receive collected funds in the normal course.

                    SECTION VI: RIGHTS OF THE SECURED PARTIES

            Section 6.1 PAYMENTS TO AESOP LEASING. Notwithstanding any other provision of this Agreement to the contrary, all payments to be made to AESOP Leasing pursuant hereto shall be paid to the Trustee in the manner set forth in
SCHEDULE 4.

            Section 6.2 THE FLEET FINANCING DOCUMENTS. Pursuant to the Loan Agreement, AESOP Funding II L.L.C. has a lien on any and all Vehicles from time to time owned by AESOP Leasing, any rights relating thereto under Manufacturer Purchase Agreements, and any and all proceeds thereof. Pursuant to the Indenture, the Trustee has a lien on all assets of AESOP Funding II L.L.C., including its interest in all of the Vehicles from time to time owned by AESOP Leasing, any rights relating thereto under Manufacturer Purchase Agreements and any and all proceeds thereof, for the benefit of the Secured Parties. Pursuant to the Fleet Financing Documents and the Intercreditor Agreement, and as more fully described therein, (a) subject to the conditions set forth therein, the Secured Parties have agreed (or consented, as the case may be) to the release of their lien on Relinquished Vehicles (and to permit the transfer and provision of the certificates of title therefor by AESOP Leasing or its nominee, pursuant to the Fleet Financing Documents) and related rights including rights in the Relinquished Vehicle Receivables, such release to be effective in each case upon the transfer of a Relinquished Vehicle by AESOP Leasing to the Intermediary in accordance with this Agreement, and the Secured Parties have acknowledged that any funds held in trust from time to time by the Intermediary in the Trust Accounts shall not be subject to the lien of the Indenture, and (b) pursuant to the Fleet Financing Documents, the Secured Parties have acknowledged the restrictions provided for by this Agreement on the payment of proceeds of the sale of Relinquished Vehicles.

            Section 6.3 TRANSFER FREE OF LIENS. In accordance with Section 3.3 hereof, no later than the date upon which the transfer occurs of any Relinquished Vehicle to or for the benefit of the Intermediary, AESOP Leasing shall (or shall cause its nominee to) transfer and provide title to such Relinquished Vehicle to the transferee of the Intermediary free of any liens or encumbrances in favor of the Trustee or of any other Person.

            Section 6.4 RESTRICTIONS ON PLEDGES BY THE INTERMEDIARY. Except to the extent expressly provided in the Receivables Funding Documents with respect to Receivables Lender Collateral, the Intermediary agrees that it shall not incur indebtedness with respect to, pledge or encumber, or assign any rights relating to, any Relinquished Vehicle or Replacement Vehicle or the proceeds thereof, any funds or other property credited at any time to any Trust Account, any property constituting Receivables Lender Collateral not described in the foregoing, or any other property or rights held by or on behalf of the Intermediary under and pursuant to this Agreement, including rights in and under this Agreement.

            SECTION VII: OTHER RIGHTS AND DUTIES OF THE INTERMEDIARY

            Section 7.1 GENERAL.

            (a) Subject to the restrictions on rights to and distributions of funds and property set forth in Sections 2.2 and 2.4 hereof, all funds, property and rights thereto held by or for the Intermediary pursuant to this Agreement are and shall be held in trust for the benefit of AESOP Leasing or, with respect to the Receivables Lender Collateral, for the benefit of the Lender Agent, as applicable; PROVIDED, HOWEVER, that from and after the receipt by the Intermediary from any of AESOP Leasing, AFC-II or the Trustee of notice of an AESOP Exchange Agreement Termination Event, all funds, property, and rights prior thereto held in trust for the benefit of AESOP Leasing shall be deemed held in trust for the benefit of the Trustee. All funds and property shall be so held in segregated Trust Accounts for the purposes set forth in this Agreement.

            (b) The Intermediary shall have no liability to any Person in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Intermediary believes to be genuine and what it purports to be. The Intermediary shall not be charged with knowledge of any fact, including, without limitation, performance or non-performance of any condition, unless the Intermediary has actually received written notice thereof from the Person(s) or their authorized representative from which notice is required or necessary. Without limiting the foregoing, for any purposes of this Agreement that contemplate the transfer or release of funds by the Intermediary upon or following the payment in full of a Loan, or that otherwise incorporate an assumption that a Loan shall have been paid in full, the Intermediary shall be conclusively entitled to rely upon a determination of payment in full of such Loan pursuant to Section 6(c) of the Intercreditor Agreement.

            (c) The Intermediary shall not be liable to any Person for anything that it may do or refrain from doing in connection with this Agreement, except for its own negligence, bad faith or willful misconduct.

            (d) The Intermediary shall act in good faith in connection with this Agreement.

            (e) The Intermediary may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions of such counsel.

            (f) In the event that any conflicting or inconsistent claims or demands are made in connection with the subject matter of this Agreement, and the Intermediary makes a good faith determination that there is doubt as to what action it should take hereunder, the Intermediary may, at its option, refuse to comply with such claims or demands on it, so long as such disagreement continues and such doubt exists, and in any such event, the Intermediary shall not be or become liable in any way or to any Person for its failure or refusal to act, and the Intermediary shall be entitled to continue to refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been settled and all doubt resolved by agreement among all of the interested Persons, and the Intermediary shall have been notified thereof in writing signed by all such Persons. Without limiting the foregoing, in the event that conflicting or inconsistent claims or demands are made on the Intermediary in connection with the subject matter of this Agreement, and the Intermediary makes a good faith determination that there is doubt as to the course of action it should take under this Agreement, the Intermediary may petition the United States District Court for the Southern District of New York for instructions or to interplead the funds or assets held by it in trust pursuant hereto (including the Trust Accounts) into such court, or, if the Intermediary is not indemnified to its reasonable satisfaction for the costs and expenses of such an action, it may petition the United States District Court for the Northern District of Texas for such instructions or to so interplead such funds or assets. In each such case, the parties agree to the jurisdiction of said courts over their persons as well as the Trust Accounts and other property over which the Intermediary has authority under this Agreement, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the respective address provided herein shall constitute adequate service. AESOP Leasing hereby agrees to indemnify and hold the Intermediary harmless from any liability or losses occasioned thereby and to pay the reasonable costs, expenses, and attorneys' fees incurred by the Intermediary in any such action, and agrees that, subject to the provisions of subsection (c) above, in connection with such petition, the Intermediary, its servants, agents, employees, officers or directors will be relieved of further liability.

            (g) In no event shall the Intermediary be liable to any Person for any taxes or for any penalties or interest thereon arising out of or in connection with the transactions contemplated by this Agreement (other than taxes measured by the net income of the Intermediary or imposed in lieu of such taxes).

            (h) In no event shall the Intermediary be liable to any Person for any special, exemplary, incidental, consequential or punitive damages.

            Section 7.2 INDEMNIFICATION OF THE INTERMEDIARY. The Intermediary has not made nor will it make any investigation with respect to any Relinquished Vehicles or Replacement Vehicles, nor shall it be liable to AESOP Leasing for any representation or warranty whatsoever concerning any matter affecting or relating to any Vehicle, the condition thereof or the title thereto. Subject to
SECTION 8.14 hereof, AESOP Leasing hereby agrees to indemnify and hold harmless the Intermediary, its directors, officers, employees, attorneys and agents, from and against, any liability, demand, claim, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees) that any of them may incur, arising out of or in connection with the activities of the Intermediary pursuant to this Agreement; such indemnity includes, without limitation, any claim, liability, demand, expense, tax or assessment of any nature or kind (excluding, however, any taxes measured by the net income of the Intermediary, or imposed in lieu of such taxes), express or implied, whether sounding in tort or in contract that may be asserted against the Intermediary or such other indemnified person by any Person, including, without limitation, any and all supplemental taxes levied by or for the county or state in which the respective Vehicle is located, that arise out of or in connection with the Intermediary's entering into this Agreement or performing its duties hereunder.

            Section 7.3 EXCLUSIONS FROM INDEMNITY. Notwithstanding anything to the contrary in the foregoing Section 7.2 or elsewhere in this Agreement, in no event shall the Intermediary (or its directors, officers, employees, attorneys or agents) be indemnified for any claim, liability, demand, expense, tax or assessment or any kind or nature that arises from the negligence, bad faith or willful misconduct of the Intermediary or such other indemnified person, as the case may be.

            Section 7.4 COMPENSATION AND REIMBURSEMENT OF THE INTERMEDIARY.

            (a) As compensation for its services hereunder, subject to SECTION
8.14 hereof, the Intermediary shall be entitled to the fees described, and to reimbursement of expenses as set forth, in SCHEDULE 1 hereto. Unless otherwise agreed, AESOP Leasing shall pay such fees, and reimburse the Intermediary for such expenses, within 30 days of its receipt of the Intermediary's statement therefor.

            (b) Notwithstanding the foregoing Section 7.4(a) or any other provision hereof or of the Receivables Funding Documents (other than Section
12.17 of the Receivables Financing Agreement) to the contrary, the Intermediary shall not be required to expend its own funds, including without limitation to pay any fees, indemnities or other amounts payable to the Lender Agent pursuant to the Receivables Funding Documents. Accordingly, AESOP Leasing agrees, subject to SECTION 8.14 hereof, that it shall promptly pay any such amounts upon request (excluding, in any event, any amounts payable constituting principal, interest or breakage amounts);

PROVIDED, that AESOP Leasing shall have received at least three Business Days prior written notice from the Intermediary.

            (c) To the extent that AESOP Leasing does not have funds available for the payment of any such amount described in (a) or (b) above on the date payable, AESOP Leasing shall promptly invoice (or request the Administrator to invoice) the applicable Lessee or Lessees for Special Service Charges. AESOP Leasing hereby transfers and assigns to the Intermediary all right, title and interest of AESOP Leasing in, to and under such rights to Special Service Charges including the right to invoice or request payment thereof and the right to exercise any and all remedies available at law or in equity to collect such sums from the applicable Lessees or the Guarantor in the event that any such amounts are not promptly paid when due; it being agreed, however, that so long as the Lender Agent has not delivered to each of the Intermediary, the Administrator, the Trustee and AESOP Leasing notice that an Event of Default (as therein defined) has occurred under the Receivables Financing Agreement, the Intermediary authorizes AESOP Leasing to invoice, or request the Administrator to invoice, Special Service Charges.

            (d) To the extent any amounts described above are not paid when due, the Intermediary may assess a late payment charge of 1.5% per month for each day that such payment remains outstanding after the due date; PROVIDED, HOWEVER, that such charges shall not apply to any amounts that are in dispute, as advised by AESOP Leasing to the Intermediary in writing; and, FURTHER PROVIDED, that the parties shall act in good faith to promptly resolve any such dispute.

            Section 7.5 NO BOND. The Intermediary shall not be required to give any bond or any other security; PROVIDED, HOWEVER, that the Intermediary shall maintain during its appointment under this Agreement insurance in such amounts and coverages, and subject to such deductibles, as is customarily maintained by banking institutions acting in a trust capacity.

                           SECTION VIII: MISCELLANEOUS

            Section 8.1 TERMINATION BY THE INTERMEDIARY. This Agreement may be terminated by the Intermediary upon sixty (60) days advance written notice by the Intermediary to AESOP Leasing, the Trustee, and the Lender Agent. Any such termination of this Agreement shall apply prospectively only and shall not affect the duties of the parties hereto with respect to any Group of Relinquished Vehicles already transferred for which funds are still held (or, to the extent not yet received, to be held) in trust by the Intermediary in any Lender Trust Accounts or AESOP Trust Accounts, as the case may be. In the event of such a termination of this Agreement, the provisions of this Agreement, including without limitation Sections 2.2 and 2.4 hereof, shall continue to apply to all property held by the Intermediary. However, at the request of AESOP Leasing, the Intermediary shall deliver all property held by it as Intermediary to any Eligible Successor Intermediary specified by AESOP Leasing; PROVIDED, that following receipt by the Intermediary of a notice of an AESOP Exchange Agreement Termination Event (pursuant to Section 7.1(a) hereof), only the Trustee may specify such an Eligible

Successor Intermediary and, further subject to the prior written approval of each Enhancement Provider and of the Lender Agent as provided in the definition of "Eligible Successor Intermediary". If not instructed to deliver the property held by it as Intermediary to a successor Qualified Intermediary, then, following such a termination, the Intermediary shall deliver all property held in AESOP Trust Accounts when such property is no longer subject to the restrictions of Section 2.4 (together with all applicable reports, accountings and other records relative to this Agreement and the transactions undertaken pursuant hereto) to the Trustee as specified in ANNEX 6 hereto, and all property that is held in Lender Trust Accounts to the Lender Agent when due and payable pursuant to the Receivables Financing Agreement (with any amounts in excess of those so payable to be released from such accounts to the corresponding AESOP Trust Accounts pursuant to Section 6(c) of the Intercreditor Agreement). In connection with each such release of property to the Trustee, the Intermediary also shall deliver to AESOP Leasing and the Trustee an instrument, substantially in the form of Exhibit C hereto, conveying to AESOP Leasing all right, title and interest of the Intermediary in any Relinquished Vehicle Receivables then remaining outstanding in respect of each Group of Relinquished Vehicles as to which such a release is made, unless such receivables at such time continue to constitute part of the Receivables Lender Collateral (in which case, the conveyance shall be delivered on such later date as the related Loan shall have been determined to have been paid in full pursuant to Section 6(c) of the Intercreditor Agreement if any such receivables then continue to remain outstanding). Upon payment to the Lender Agent of all Obligations that are secured by amounts held in the Lender Trust Accounts and payment to the Trustee of all property held in AESOP Trust Accounts, the Intermediary shall be released from any and all liability under this Agreement (subject to the provisions of Sections 7.1(c), 8.3 and 8.4 hereof).

            Section 8.2 TERMINATION BY AESOP LEASING. This Agreement may be terminated by AESOP Leasing upon seven (7) days advance written notice by AESOP Leasing to the Intermediary with copies to the Trustee and the Lender Agent. In addition, AESOP Leasing may terminate this Agreement immediately, and without the requirement of any notice to the Intermediary (but with a notice delivered as promptly as practicable to the Trustee and the Lender Agent), upon the occurrence of any of the following (each, an "Intermediary Exchange Agreement Termination Event"): the Intermediary shall fail to perform any of its obligations under this Agreement; the Intermediary shall cease to be the trust department of a United States bank having a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition; or the Intermediary shall cease to have the Requisite Rating from either or both of Moody's or Standard & Poor's. Any such termination of this Agreement shall apply prospectively only and shall not affect the duties of the parties hereto with respect to any Group of Relinquished Vehicles already transferred for which funds are still held (or, to the extent not yet received, to be held) in trust by the Intermediary in any Lender Trust Accounts or AESOP Trust Accounts, as the case may be. In the event of such a termination of this Agreement, the provisions of this Agreement, including without limitation Sections 2.2 and 2.4 hereof, shall continue to apply to all property held by the Intermediary. However, AESOP Leasing may direct the Intermediary to transfer such property to an Eligible Successor Intermediary; PROVIDED, that following receipt by the Intermediary of a notice of an AESOP Exchange Agreement Termination Event (pursuant to Section 7.1(a) hereof), only the Trustee may specify such a successor Qualified Intermediary; and further subject to the prior written approval of each Enhancement Provider and of the Lender Agent as provided in the definition of Eligible Successor Intermediary. If not instructed to deliver the property held by it as Intermediary to a successor Qualified Intermediary, then, following such a termination, the Intermediary shall deliver all property held in AESOP Trust Accounts, when such property is no longer subject to the restrictions of Section 2.4 (together with all applicable reports, accountings and other records relative to this Agreement and the transactions undertaken pursuant hereto) to the Trustee, as specified in ANNEX 6 hereto and all property that is held in Lender Trust Accounts to the Lender Agent when due and payable pursuant to the Receivables Financing Agreement, or earlier if so elected by the Lender Agent pursuant to Section 5.1(c) of this Agreement (with any amounts in excess of those so payable to be released from such accounts to the corresponding AESOP Trust Accounts pursuant to Section 6(c) of the Intercreditor Agreement). In connection with each such release of property to the Trustee, the Intermediary also shall deliver to AESOP Leasing and the Trustee an instrument, substantially in the form of Exhibit C hereto, conveying to AESOP Leasing all right, title and interest of the Intermediary in any Relinquished Vehicle Receivables then remaining outstanding in respect of each Group of Relinquished Vehicles as to which such a release is made, unless such receivables at such time continue to constitute part of the Receivables Lender Collateral (in which case, the conveyance shall be delivered on such later date as the related Loan shall have been determined to have been paid in full, pursuant to Section 6(c) of the Intercreditor Agreement if any such receivables then continue to remain outstanding). If the termination is not the result of default by the Intermediary, then, upon payment to the Lender Agent of all Obligations that are secured by amounts held in the Lender Trust Accounts and payment to the Trustee of all property held in AESOP Trust Accounts, the Intermediary shall be released from any and all liability under this Agreement (subject to the provisions of Sections 7.1(c), 8.3 and 8.4 hereof).

            Section 8.3 RECEIPT OF PROPERTY FOLLOWING TERMINATION. If following the termination of this Agreement, the Intermediary receives any funds or other property constituting proceeds of Relinquished Vehicle Receivables or otherwise relating to the subject matter of this Agreement (excluding, however, any payments of Special Service Charges), it shall promptly pay such funds to the Trustee for deposit into the Collection Account. If at such time any of the Receivables Funding Documents remains in effect and any Loans are outstanding, the allocation of such funds shall be determined in accordance with the Intercreditor Agreement.

            Section 8.4 SURVIVAL OF CERTAIN PROVISIONS. The provisions of this Agreement concerning reimbursement of expenses, indemnification and fees shall survive the termination of this Agreement by either party, to the extent occurring or relating to matters arising prior to such termination or during any period following termination as to which the Intermediary has continuing duties pursuant to Sections 8.1, or 8.2, or 8.3 hereof.

            Section 8.5 NO ASSIGNMENT. Neither this Agreement nor any interest herein shall be assignable by any party except as provided in Sections 6.4 (with respect to the assignment to the Lender Agent), 8.1 and 8.2 and this Section
8.5. Subject to the restrictions against assignment herein contained, this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto and each of them. The Intermediary hereby acknowledges and consents to the assignment by AESOP Leasing to AESOP Funding II L.L.C. of the rights of AESOP Leasing under this Agreement pursuant to the Loan Agreement and to the assignment by AESOP Funding II L.L.C. of such rights to the Trustee pursuant to the Indenture and agrees that the Trustee may exercise all rights of AESOP Leasing hereunder.

            Section 8.6 FURTHER ASSURANCES. In furtherance of the authorization and direction made in Section 2.2(c) hereof, to the extent AESOP Leasing is deemed to retain any interest in the Relinquished Vehicle Property, it hereby authorizes the Intermediary to make each assignment and pledge pursuant to
Section 2.2(c) hereof as (solely for such purpose) agent of AESOP Leasing.

            Section 8.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties relating to the transactions described herein. There are no implied duties of the Intermediary hereunder not specified herein. No modification, waiver, consent, amendment or discharge of or to this Agreement shall be valid unless in writing and signed by both parties hereto, and any such waiver or consent shall be effective only in the specific instance and purpose for which given. Further, no modification, waiver, consent, amendment, or discharge of or to this Agreement may be made without the prior receipt of any and all consents required pursuant to the Fleet Financing Documents (including, without limitation, satisfaction of the Rating Agency Consent Condition and of the CP Rating Agency Condition, and the prior written consent of the Majority Banks), and the Receivables Funding Documents. If any term, covenant, condition or provision of this Agreement is unlawful, invalid or unenforceable for any reason whatsoever, then such illegality, invalidity, or unenforceability shall not affect the remaining provisions of this Agreement.

            Section 8.8 NOTICES.

            (a) Unless otherwise provided, all notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to be duly given upon personal delivery (which shall be deemed to include confirmed telecopy) to the party to whom they are addressed or, if mailed, three days following deposit in the United States Mail, first class, postage prepaid, registered or certified, return receipt requested, and addressed to each party at its Notice Address. The parties agree that routine notifications and advices made pursuant to this Agreement, when mailed or telecopied, need not be sent by registered or certified mail, return receipt requested.

            (b) Notwithstanding the foregoing or any other provision of this Agreement, the Intermediary shall have no duty to act on instructions from AESOP Leasing, the Trustee or any other authorized party until actual receipt of such instructions by the Intermediary.

            (c) Notwithstanding the foregoing or any other provision of this Agreement, no notice, demand or request to or upon AESOP Leasing shall be effective unless a copy thereof is also delivered to the Administrator. Without limiting the foregoing, a copy of each notice, statement regarding Trust Accounts and any other material or correspondence sent to AESOP Leasing by the Intermediary also shall be delivered to the Administrator.

            Section 8.9 COMPANY REPRESENTATIONS. AESOP Leasing hereby represents that, to the best of its knowledge, the Intermediary is not a Disqualified Person. AESOP Leasing acknowledges that neither the Intermediary, nor any employee, officer, or principal thereof, has given any legal or tax advice nor made representations regarding the legal or tax consequences of this transaction to AESOP Leasing. AESOP Leasing further acknowledges that it has sought its own legal and tax advice regarding this transaction. AESOP Leasing agrees to provide the Intermediary with a completed W-9 indicating its Employer Identification Number, as assigned by the Internal Revenue Service. Additionally, AESOP Leasing agrees to complete and return to the Intermediary any and all tax forms or reports required to be obtained or maintained by the Intermediary in order to perform its duties or functions under this Agreement (excluding, however, any tax forms or reports of the Intermediary due or to become due independent of the existence of this Agreement). All interest or other income earned under this Agreement by AESOP Leasing shall be reported to the Internal Revenue Service as having been allocated and paid to AESOP Leasing.

            Section 8.10 SECTION 1031 EXCHANGE. The parties have entered into this Agreement with the intent that, to the extent possible, the transfer of the Relinquished Vehicles shall qualify for nonrecognition of gain or loss under Code Section 1031 and the Treasury Regulations thereunder. Any rights, duties or obligations created hereunder shall be interpreted in a manner consistent with the preceding sentence. It is further the intent of the parties to this Agreement that the transactions involving each Group of Relinquished Vehicles be separately accounted for pursuant hereto and constitute a separate and independent Section 1031 exchange.

            Section 8.11 REPRESENTATIONS OF THE INTERMEDIARY. Bank One hereby represents that (a) to the best of its knowledge, Bank One is not a Disqualified Person, and (b) Bank One as Intermediary is authorized to enter into this Agreement and qualified to act as the Qualified Intermediary for AESOP Leasing under this Agreement. Except as expressly provided in this Section 8.11, no reference in this Agreement to the Code or applicable Treasury Regulations shall impose any obligation on the Intermediary to review or interpret, or to provide guidance to AESOP Leasing with respect to, any such section.

            Section 8.12 CONFIDENTIALITY. The Intermediary acknowledges that the terms, substance and form of this Agreement constitute confidential information of AESOP Leasing and the Intermediary agrees to maintain such information in confidence, and not to disclose it to third parties (other than to the Receivables Lender or to bank regulatory authorities) without the express written permission of AESOP Leasing.

            Section 8.13 NO BANKRUPTCY PETITION AGAINST AESOP LEASING OR CERTAIN OTHER PERSONS. The Intermediary hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Notes and Commercial Paper Notes (each such term being used as defined in the Indenture), it will not institute against, or join with any other Person in instituting, against AESOP Leasing or against AESOP Funding Corp., AESOP Funding II L.L.C., AESOP Leasing Corp. II, AESOP Leasing Corp., PV Holding Corp., or Quartx Fleet Management Inc. any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; PROVIDED, HOWEVER, that nothing in this SECTION 8.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from AESOP Leasing pursuant to this Agreement. The provisions of this SECTION 8.13 shall survive the termination of this Agreement, and the resignation or removal of the Intermediary. Nothing contained herein shall preclude participation by the Intermediary in the assertion or defense of its claims in any such proceeding involving AESOP Leasing or any of the other entities referred to in this SECTION 8.13.

            Section 8.14 NO RECOURSE. The obligations of AESOP Leasing under this Agreement are solely the obligations of AESOP Leasing. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any partner, stockholder, employee, officer, director or incorporator of AESOP Leasing or of any partner of AESOP Leasing. Fees, expenses, costs or indemnities payable by AESOP Leasing hereunder shall be payable by AESOP Leasing solely to the extent that funds are then available for such purpose pursuant to the Fleet Financing Documents.

            Section 8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall constitute a single document.

            Section 8.16 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                  [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their respective duly authorized officers, as of the date first above written.

                          BANK ONE, TEXAS, NATIONAL ASSOCIATION

                                        By: ____________________________________

                                            Name: ______________________________

                                            Title: _____________________________


                                AESOP LEASING L.P.
                                By: AESOP Leasing Corp.,
                                    its General Partner

                                        By: ____________________________________

                                            Name: ______________________________

                                            Title: _____________________________

                                                                       EXHIBIT C

                             FORM OF RECONVEYANCE OF
                       RELINQUISHED VEHICLE RECEIVABLES(1)

                            __________________, 19__

AESOP Leasing L.P.
c/o Lord Securities Corporation
Two Wall Street
19th Floor
New York, NY 10005
Attn:    Frank Bilotta

Harris Trust and Savings Bank, as Trustee
311 West Monroe Street, 12th Floor
Chicago, IL 60606
Attn:    Corporate Trust Officer

Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP LEASING L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement"):

                  Reconveyance of Relinquished Vehicle Receivables in Respect of Group of Relinquished Vehicles No. ___ Designated in Transfer Notice, dated _________ __, 19__(2)

Ladies and Gentlemen:

Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Exchange Agreement.

AESOP Leasing L.P. ("AESOP Leasing"), previously transferred and assigned to us, as Intermediary, pursuant to the Exchange Agreement and the above-referenced Transfer Notices, among other things, the Relinquished Vehicles listed in such Transfer Notice

----------
(1) This form is not to be used in connection with every release of funds pursuant to Section 2.4 of the Exchange Agreement but only if, as provided in Sections 2.4, 8.1 and 8.2 of the Exchange Agreement, at the time of such release, or thereafter, there are outstanding Relinquished Vehicle Receivables (and no outstanding Loan) relating to the Group of Relinquished Vehicles as to which such release is made.

(2) Amend as appropriate if there is more than one Transfer Notice for the Group.

(including in any exhibit or schedule thereto), and the related Transferred Property, including the related Relinquished Vehicle Receivables.

[According to a written notice to us by AESOP Leasing dated ___________ __, 19__, a Group Closing Event with respect to such Group of Relinquished Vehicles occurred on __________ __, 19__](3)* [The Exchange Agreement was terminated pursuant to Section [8.1] [8.2] thereof effective ________ __, 19__]* [and the related Loan under the Receivables Financing Agreement was paid in full as of _________ __, 19__](4)]. Accordingly, pursuant to Section 2.4 of the Exchange Agreement, the Intermediary herewith delivers and releases to the Trustee all funds held in the AESOP Trust Account corresponding to such Group of Relinquished Vehicles in the aggregate amount of $____________.

Further, the Intermediary hereby assigns, transfers and conveys to AESOP Leasing all right, title and interest of the Intermediary in, to and under any and all Relinquished Vehicle Receivables outstanding as of the date hereof in respect of such Group of Relinquished Vehicles, and any and all proceeds thereof.

Very truly yours,

Bank One, Texas, National Association,
  as Intermediary

By:____________________________
   Name:_______________________
   Title:______________________

----------
(3)   Select the applicable one of the asterisked clauses.

(4)   To be included only if there was a Loan with respect to such Group.

                                                                      SCHEDULE 1

                         INTERMEDIARY FEES AND EXPENSES

[TO BE PROVIDED BY THE INTERMEDIARY]

                                                                      SCHEDULE 2

                           AUTHORIZED REPRESENTATIVES

      The representatives of AESOP Leasing authorized to execute instructions to the Intermediary are the following officers of its general partner, AESOP Leasing Corp.:

            Peter H. Sorensen, President, Treasurer and Assistant Secretary

            Richard L. Tainano, Vice President, Assistant Treasurer and
      Secretary

            Frank B. Bilotta, Assistant Treasurer and Vice President

            Gerard J. Kennell, Vice President, Assistant Treasurer and Assistant Secretary

            David J. Mryglot, Vice President, Assistant Treasurer and Assistant Secretary

            Olga S. Codrington, Vice President, Assistant Treasurer and Assistant Secretary

                                   SCHEDULE 3

                             TRUST ACCOUNT DEPOSITS

I. THE FUNDS DEPOSITED INTO THE AESOP TRUST ACCOUNT(S) OR LENDER TRUST ACCOUNTS FROM TIME TO TIME SHALL CONSIST OF:

      1.    Deposits by the Intermediary:

      (a) Amounts received by the Intermediary from the Trustee pursuant to the Intercreditor Agreement, and allocable to a particular AESOP Trust Account or Lender Trust Account in accordance with a certificate of the Administrator.

      (b) Amounts received from AESOP Leasing in connection with contemplated purchases of Replacement Vehicles, to be credited to the AESOP Trust Account specified by AESOP Leasing or the Administrator, on its behalf.

      (c) Amounts received from the Receivables Lender representing the proceeds of any Loan made pursuant to the Receivables Financing Agreement, to be credited to the AESOP Trust Account corresponding to the Group of Relinquished Vehicles with respect to which such Loan is made.

      2.    Other deposits to the Trust Accounts:

      (a) Investment earnings on amounts in the respective AESOP Trust Account or Lender Trust Account.

II. DEPOSITS TO OTHER SEGREGATED TRUST ACCOUNTS MAINTAINED WITHIN THE CORPORATE TRUST DEPARTMENT OF THE INTERMEDIARY:

      (a) Pursuant to Section 3.5 of the Master Exchange Agreement, funds received in error or Other Trust Funds (not identified above), which amounts shall be held in a suspense account that is a segregated trust account maintained by the Intermediary in the name of AESOP Leasing pending identification and allocation by the Administrator.

      (b) Pursuant to Sections 3.5 and 5.1(a) and (b) of the Master Exchange Agreement, funds constituting Special Service Charges (or guaranty payments in respect thereof), if such funds cannot be transferred to the Lender Agent on the date received by the Intermediary, are to be deposited into a suspense account that is a segregated trust account maintained by the Intermediary in the name of the Lender Agent, pending payment to the Lender Agent.

                                   SCHEDULE 4

              PAYMENT INSTRUCTIONS FOR TRUST ACCOUNT DISBURSEMENTS

      Any funds to be disbursed to the Trustee or to the Lender Agent shall be paid to such Person by wire transfer in accordance with the directions set forth below (or as the Trustee or the Lender Agent, as applicable, may otherwise from time to time direct the Intermediary in writing):

                           IF TO THE TRUSTEE

                           Harris Trust and Savings Bank
                           Chicago, Illinois
                           ABA No.:  071000288
                           Credit Account No.:  109-211-3
                           Further Credit AESOP
                           Attn:  Marian Onischak

                           IF TO THE LENDER AGENT

                           Credit Lyonnais
                           New York Branch
                           1301 Avenue of the Americas
                           New York, NY 10019
                           ABA No. 0260-0807-3
                           Account: Atlantic Asset Securitization Corp.
                                    #01-25680-0001-00-001
                           Attn: Ilysa Reich

      Any funds to be disbursed in payment for Replacement Vehicles shall be disbursed solely from the AESOP Trust Account corresponding to the Group of Relinquished Vehicles for which such Replacement Vehicles constitute replacements, and shall be made as directed in the relevant "Notice of Acceptance".

                                   SCHEDULE 5

                       Permitted Trust Account Investments

The balance of the Trust Account(s) shall be invested by the Intermediary in such of the following investments, as may directed in writing by AESOP Leasing from time to time:

      1. Obligations issued or unconditionally guaranteed by the United States government, or issued by an agency thereof and backed by the full faith and credit of the United States government, which obligations mature on the Business Day following the date of investment.

      2. Commercial paper which has the highest rating obtainable from Standard & Poor's Corporation and Moody's Investors Services, Inc. (and which is not issued by AESOP Leasing or by any affiliate of AESOP Leasing), and which matures on the Business Day following the date of investment.

      3. Shares in money market funds that are freely redeemable (upon demand and without charge) and that are rated "AAm" by Standard & Poor's Corporation and having the highest rating obtainable from Moody's Investors Services, Inc., including, without limitation, provided it satisfies such requirements, The One Group(R) U.S. Treasury Money Market Fund.

                                                                         ANNEX 1

                         NOTICE OF RELINQUISHED VEHICLE
                           IDENTIFICATION AND TRANSFER

                        RELINQUISHED VEHICLE GROUP NUMBER

                               _______________, 19

BANK ONE, TEXAS, National Association
ATTN:   Corporate Trust Department
P.O. Box 259000
Dallas, Texas  75225

      Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP LEASING L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement"):

           Notice of Relinquished Vehicle Identification and Transfer

Ladies and Gentlemen:

AESOP Leasing L.P., pursuant to the Exchange Agreement, hereby transfers and assigns to you, as Intermediary, the following (collectively, the "Transferred Property"): (1) the Relinquished Vehicles listed and described in Exhibit A hereto (subject to the occurrence of the conditions set forth in Section 3.1 of the Exchange Agreement), (2) all rights of AESOP Leasing to sell or otherwise dispose of such Vehicles pursuant to the respective Manufacturer Purchase Agreement to which such Vehicles are subject, and (3) the related Assigned Special Default Payments.

AESOP Leasing hereby further designates that all of the Vehicles described in Exhibit A constitute a part of a single Group of Relinquished Vehicles, to be identified by the Group Number shown above for purposes of the Exchange Agreement. For purposes of Group Number ___ : (a) the Identification Period and the Exchange Period [shall commence on the above date][commenced on _____]* , (b) the Identification Period shall end on ____________, and (c) the Exchange Period shall end on ___________.

AESOP Leasing hereby represents and warrants to the Intermediary, as of the date hereof, as follows: (i) that the Transferred Property is transferred pursuant hereto free of any lien, claim or encumbrance; (ii) that the Vehicles are entitled to the benefits of a Manufacturer Purchase Agreement, as specified in Exhibit A; and (iii) that AESOP Leasing has no knowledge of any event or circumstance that, pursuant to the terms of the Fleet Financing Documents, would prevent it from making the transfer and assignment made hereby.

Each of the Vehicles described in Exhibit A shall be delivered by AESOP Leasing or its representative to the location specified by the applicable Manufacturer.

By copy of this Transfer Notice, AESOP Leasing hereby notifies the applicable Manufacturer of the transfer and assignment made hereby.

Terms used and not otherwise defined herein shall have the meanings assigned in the Exchange Agreement.

Very truly yours,

AESOP Leasing L.P.
    By: AESOP Leasing Corp.,
        its General Partner

By:
  Name:
  Title:____________________

Attachments

cc:   [Applicable Manufacturer]

----------
(5) AESOP Leasing to complete as appropriate, depending upon whether the Transfer Notice is the first to be given with respect to a particular Group or constitutes an addition to a Group for which the Identification Period and the Exchange Period already have commenced.

                              EXHIBIT A TO ANNEX 1

                                                        Subject to
                                       Vehicle         Manufacturer      Estimated           Estimated
                                   Identification        Purchase          Date             Fair Market
          [Year/Make/Model]            Number            Agreement       Delivered            Value*
          -----------------        --------------      ------------      ---------          -----------

1.

2.

3.

         *  INSERT MANUFACTURER PURCHASE PRICE

                                    ANNEX 2

                       RESCISSION OF RELINQUISHED VEHICLE
                           IDENTIFICATION AND TRANSFER

                               _______________, 19

BANK ONE, TEXAS, National Association
ATTN: Corporate Trust Department
P.O. Box 259000
Dallas, Texas  75225

      Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP LEASING L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement");

            Rescission of Transfer Notice(s), dated ____________, 19

Ladies and Gentlemen:

AESOP Leasing L.P. previously transferred to you, as Intermediary, pursuant to the Exchange Agreement and the above-referenced Transfer Notice, the Relinquished Vehicles listed in such Transfer Notice (including in any exhibit or schedule thereto) and the related Transferred Property (as defined in such Transfer Notices(s)).

AESOP Leasing hereby rescinds in all respects the identification of Identified Relinquished Vehicles made by it in the referenced Transfer Notice as to [all Vehicles described in the Transfer Notice] [the Vehicle or Vehicles listed in the schedule(s) attached hereto], including, without limitation, the assignment by AESOP Leasing of the related Transferred Property.

All documentation previously provided to you concerning the Vehicles as to which the Transfer Notice is rescinded should be returned to AESOP Leasing at your earliest convenience.

By copy of this notice, AESOP Leasing hereby notifies the applicable Manufacturer of the rescission made hereby.

Terms used and not otherwise defined herein shall have the meanings assigned in the Exchange Agreement.

Very truly yours,

AESOP Leasing L.P.
     By:  AESOP Leasing Corp.,
          its General Partner

By:
   Name:
   Title:

Attachments

      cc:   [Applicable Manufacturer]

 [ATTACH LIST OF VEHICLE(S) AS TO WHICH THE RELINQUISHED VEHICLE DESIGNATION IS
                                BEING RESCINDED]

                                                                         ANNEX 3

     NOTICE OF DESIGNATION OF REPLACEMENT VEHICLES AND PARTIAL ASSIGNMENT OF
                        MANUFACTURER PURCHASE AGREEMENT

                               _______________, 19

BANK ONE, TEXAS, National Association
ATTN: Corporate Trust Department
P.O. Box 259000
Dallas, Texas  75225

      Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP LEASING L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement");

                         Relinquished Vehicle Group No.

Ladies and Gentlemen:

This Notice of Designation of Replacement Vehicles and Partial Assignment of Rights is being delivered to you pursuant to the Exchange Agreement. As contemplated by the Exchange Agreement, AESOP Leasing has negotiated the purchase of the Replacement Vehicles identified on the schedules attached hereto pursuant to a Manufacturer Purchase Agreement with [______________] (the "Purchase Agreement").

AESOP Leasing hereby transfers and assigns to the Intermediary all of AESOP Leasing's rights to receive and acquire such Vehicles, and the obligation to purchase and pay for such Vehicles under the Purchase Agreement to the extent relating to such Replacement Vehicles.

The attachments hereto consist of ____ pages (excluding this page) and cover a total of ________ Replacement Vehicles, as Replacement Vehicles for one or more Relinquished Vehicles included in the above-referenced Relinquished Vehicle Group.

By copy of this assignment, AESOP Leasing hereby notifies [the applicable Manufacturer] of the assignment made hereby.

Terms used and not defined herein shall have the meanings assigned in the Exchange Agreement.

Very truly yours,

AESOP Leasing L.P.
     By:  AESOP Leasing Corp.,
          its General Partner

By:
   Name:
   Title:

Attachments

      cc:   [Applicable Manufacturer]

                                                                         ANNEX 4

               REVOCATION OF DESIGNATION AND PARTIAL ASSIGNMENT OF
                         MANUFACTURER PURCHASE AGREEMENT

                           _____________________, 19__

BANK ONE, TEXAS, National Association
ATTN: Corporate Trust Department
P.O. Box 259000
Dallas, Texas  75225

      Re: Master Exchange Agreement, dated as of September 15, 1998 between AESOP LEASING L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement");

                     Relinquished Vehicle Group No. ______;

Revocation of Notice of Designation and Partial Assignment, dated __________, 19

Ladies and Gentlemen:

AESOP Leasing previously transferred and assigned to you, as Intermediary, pursuant to the Exchange Agreement and the above-referenced Partial Assignment, certain of AESOP Leasing's rights to and obligations under the Purchase Agreement with [________________] to the extent relating to the Designated Replacement Vehicles identified in such Partial Assignment.

AESOP Leasing hereby revokes in all respects the assignment made by AESOP Leasing pursuant to such Partial Assignment as to [all Designated Replacement Vehicle(s) referenced therein] [those of the Designated Replacement Vehicles listed in such Partial Assignment as are listed in the Schedule attached hereto].

All documentation previously provided to you concerning the Vehicles as to which the Partial Assignment is revoked should be returned to AESOP Leasing at your earliest convenience.

By copy of this revocation, AESOP Leasing hereby notifies [_______________] of the revocation effected hereby.

Terms used and not defined herein shall have the meanings assigned in the Exchange Agreement.

Very truly yours,

AESOP Leasing L.P.
     By:  AESOP Leasing Corp.,
          its General Partner

By:
   Name:
   Title:

Attachments

[ATTACH LIST OF VEHICLE(S) AS TO WHICH THE REPLACEMENT VEHICLE DESIGNATION IS BEING REVOKED]

cc:  [Applicable Manufacturer]

                                                                         ANNEX 5

                              NOTICE OF ACCEPTANCE

                              ________________, 19

BANK ONE, TEXAS, National Association
ATTN: Corporate Trust Department
P.O. Box 259000
Dallas, Texas 75225

      Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP Leasing L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement")
            Relinquished Vehicle Group No.:_____________

Ladies and Gentlemen:

This Notice of Acceptance is delivered to you pursuant to the Exchange Agreement. Terms used and not otherwise defined herein shall have the meanings assigned in the Exchange Agreement. As provided in the Exchange Agreement, AESOP Leasing previously has identified the Replacement Vehicles listed on the attachments to this notification (consisting of ____ pages of attachments) and representing a total of Replacement Vehicles, having an aggregate purchase price of approximately $________ , as Replacement Vehicles for Relinquished Vehicles transferred to you pursuant to the Transfer Notice(s) dated ___________________.

Having previously been assigned AESOP Leasing's right to purchase those Replacement Vehicles, you are hereby advised that all conditions precedent to the closing of the Purchase Agreements negotiated and/or entered into by AESOP Leasing with respect to such Replacement Vehicles have been satisfied and, therefore, pursuant to Sections 4.3 and 4.4 of the Exchange Agreement, you are permitted to consummate such purchases, including making payments to (or at the direction of) the relevant dealer or dealers, in accordance with the directions specified below.

[Each] Such dealer has requested that funds be disbursed to it (or at its direction, to another party), as follows:

____ Check drawn on the applicable AESOP Trust Account, sent by:

____ U.S. Mail ____ Overnight courier

____ Other:

____ Wire transfer to:

   For the account of: _____________________________________________ ABA #:

|_| IF THIS BOX IS CHECKED, THE VEHICLES DESCRIBED IN THIS NOTIFICATION OF CLOSING CONSTITUTE THE LAST REPLACEMENT VEHICLES TO BE OBTAINED BY AESOP LEASING WITH RESPECT TO THIS GROUP. THEREFORE, THE DATE OF RECEIPT OF THE LAST REPLACEMENT VEHICLE WITH RESPECT TO THIS GROUP FOR PURPOSES OF CLAUSE (B) OF THE DEFINITION OF GROUP CLOSING EVENT AND SECTION 2.4 OF THE EXCHANGE AGREEMENT IS THE DATE OF THIS NOTICE, AS SET FORTH ABOVE(1); PROVIDED, HOWEVER, THAT IF SUCH DATE IS PRIOR TO THE END OF THE IDENTIFICATION PERIOD WITH RESPECT TO THE REFERENCED GROUP, THEN THE DATE OF THE GROUP CLOSING EVENT IS ____________, WHICH IS THE FIRST DATE FOLLOWING EXPIRATION OF SUCH IDENTIFICATION PERIOD.

Very truly yours,

AESOP Leasing L.P.
     By:  AESOP Leasing Corp.,
          its General Partner

By:
   Name:
   Title:

[Attach a document showing, among other things, dealer name, Manufacturer name, VIN number and purchase price for the Vehicles that are the subject of this notice]

(1)   Or, if date of actual receipt is earlier, specify such alternate date.

                                                                         ANNEX 6

                           NOTICE OF RELEASE OF FUNDS
                              FOLLOWING TERMINATION

                            _________________, 19___

AESOP Leasing L.P.
c/o Lord Securities Corporation
Two Wall Street
19th Floor
New York, NY 10005
Attn:    Frank Bilotta

      Re: Master Exchange Agreement dated as of September 15, 1998 between AESOP Leasing L.P. and BANK ONE, TEXAS, National Association (the "Exchange Agreement")

                          Transfer of Funds in AESOP Trust Account in Respect of Group of Relinquished Vehicles No. ___ Designated in Transfer Notice, dated ________ __, 199_*

Ladies and Gentlemen:

Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Exchange Agreement.

AESOP Leasing L.P. ("AESOP Leasing") previously transferred and assigned to us, as Intermediary, pursuant to the Exchange Agreement and the above-referenced Transfer Notices, among other things, the Relinquished Vehicles listed in such Transfer Notice (including in any exhibit or schedule thereto), and the related Transferred Property, including the related Relinquished Vehicle Receivables.

According to a written notice to us by AESOP Leasing dated ____________ __, 199_, a Group Closing Event with respect to such Group of Relinquished Vehicles occurred on ____________ __, 199_, and the Exchange Agreement was terminated pursuant to Section [8.1][8.2] thereof on ____________ __, 19__. [Further, the Loan under the Receivables Financing Agreement related to such Group was paid in full as of

----------
(6) This form is not to be used in connection with every release of funds from an AESOP Trust Account pursuant to the Exchange Agreement, but only if, at the time of such release, the Master Exchange Agreement shall have been terminated and the release, accordingly, is made pursuant to Section 8.1 or 8.2 of the Exchange Agreement.

__________ __, 19__.]** Accordingly, pursuant to Sections 2.4 and [8.1] [8.2] of the Exchange Agreement, the Intermediary herewith delivers and releases to the Trustee all funds held in the AESOP Trust Account corresponding to such Group of Relinquished Vehicles in the aggregate amount of $____________.

Pursuant to your instructions, such sum is being disbursed for the benefit of AESOP Leasing by effecting a wire transfer to:

                           [Harris Trust and Savings Bank, ABA # ___________ For the account of: The AFC-II Collection Account Account #: _____________.

Very truly yours,

BANK ONE, TEXAS, National Association

By:__________________________________
   Name: ____________________________
   Title: ___________________________

----------
(7) To be included only if there was a Loan with respect to such Group.